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                                                                     EXHIBIT 5.1


                        OPPENHEIMER WOLFF & DONNELLY LLP
                            840 Newport Center Drive
                                    Suite 700
                         Newport Beach, California 92660
                                 (949) 823-6000
                              (949) 823-6100 (Fax)


                               September 13, 2001


Beechport Capital Corp.
132 South Third Street
Oakdale, California  95361

     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     As counsel for Beechport Capital Corp., a Colorado corporation (the "Company"), we have examined its Articles of Incorporation, as amended, Bylaws and such other corporate records, documents and proceedings, and such questions of law as we have deemed relevant for the purpose of this opinion. We have also, as such counsel, examined the Registration Statement on Form S-8 of the Company as filed with the Securities and Exchange Commission, covering the registration under the Securities Act of 1933, as amended, of a total 1,100,000 shares of no par value common stock ("Common Stock"), including the exhibits and form of Prospectus (the "Prospectus") pertaining thereto, and any amendments thereto (collectively, the "Registration Statement").

     Upon the basis of such examination, we are of the opinion that:

     1. The Company is a corporation duly authorized and validly existing in good standing under the laws of the State of Colorado, with all requisite power to conduct the business described in the Registration Statement.

     2. The shares of the Company's Common Stock registered pursuant to the Registration Statement have been duly and validly authorized and, subject to the payment therefor pursuant to the terms contemplated in the final Prospectus, such shares of Common Stock will be duly and validly issued as fully paid and non-assessable securities of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,

                                            /s/ OPPENHEIMER WOLFF & DONNELLY LLP